Exhibit 5.1

Borden Ladner Gervais LLP Bay Adelaide Centre, East Tower 22 Adelaide Street West Toronto, ON, Canada M5H 4E3 T 416.367.6000 F 416.367.6749 blg.com

August 19, 2022

Titan Medical Inc.

76 Berkeley Street

Toronto, Ontario M5A 2W7

Dear Sirs/Mesdames:

Re: Titan Medical Inc. – Registration Statement on Form F-3

We have acted as Ontario counsel to Titan Medical Inc. (the “Corporation”) in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Corporation of up to an aggregate of US$90,000,000 of securities of the Corporation (collectively, the “Securities”) pursuant to one or more prospectus supplements (each a “Prospectus Supplement”) to the Registration Statement to be filed by the Corporation from time to time.

The Securities of the Corporation which may be offered under the Registration Statement include the following:

•	common shares (“Shares”),
•	warrants to purchase Shares (the “Warrants”) which may be issued under a warrant indenture to be entered into with a warrant agent to be selected by the Corporation, or
•	units comprised of a combination of Shares and whole or partial Warrants (“Units”),

We have examined originals or copies, certified or otherwise to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement and resolutions of the board of directors of the Corporation approving the filing of the Registration Statement and the issuance of the Securities. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

We have also assumed that in connection with any Securities issued under the Registration Statement, (i) all required filings relating to, and any approvals for, the Registration Statement, any Prospectus Supplement or any related document, has been made and received prior to the issuance of any such Securities, (ii) any applicable agreement, including any warrant indenture, underwriting agreement or similar document (collectively “Applicable Agreements”), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Corporation and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or an requirement or restriction imposed by an court or government body having jurisdiction over such party. We have assumed that any Applicable Agreement entered into will be governed by and in conformity with the laws of the Province of Ontario.

Our opinion herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein now in effect (the “Applicable Law”).

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.	With respect to the issuance of any Shares, including without limitation Shares issuable upon conversion or exercise of any other Securities that are convertible or exercisable into Shares, which may be offered pursuant to the Registration Statement, when (a) the issuance and sale of the Shares has been duly authorized by all necessary corporate action in conformity with the constating documents (as then in effect), and the Business Corporations Act (Ontario) (the “OBCA”) (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), which is at least equal to the issue price of the Shares, has been received by the Corporation; and (c) if certificated, the certificates representing the Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Shares will be validly issued, fully paid, and non-assessable.

2.	With respect to any Warrants which may be offered pursuant to the Registration Statement, when (a) the terms, issuance, and sale of, and performance under the Warrants, the underlying Shares, and the Applicable Agreement relating to the Warrants have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Shares to be issued pursuant to the Warrants, in conformity with the constating documents (as then in effect), and the OBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), for the Warrants has been received by the Corporation; (c) the Warrants have been duly executed, countersigned, issued, and delivered in accordance with the Applicable Agreement relating to the Warrants to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (d) the Applicable Agreement relating to the Warrants and the underlying Shares have been duly authorized, executed, and delivered and the Applicable Agreement relating to the Warrants has been duly authorized by the Corporation’s board of directors (or a duly authorized committee thereto), such Warrants will be validly issued, fully paid and non-assessable Securities of the Corporation, and the Warrants issued pursuant to the Applicable Agreement relating to the Warrants will be a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations which may limit the rights of the parties to obtain further remedies.

3.	With respect to any Units which may be offered pursuant to the Registration Statement, when (a) the terms, issuance and sale of, and performance under the Units, the Securities underlying the Units and the Applicable Agreement relating to the Units have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Shares or Warrants to be issued pursuant to the Units, in conformity with the constating documents (as then in effect), and the OBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), for the Units has been received by the Corporation; (c) the Units have been duly executed, countersigned, issued, and delivered in accordance with the Applicable Agreement relating to the Units to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; (d) the Applicable Agreement relating to the Units and the underlying Securities have been duly authorized, executed, and delivered and the Applicable Agreement relating to the Units has been duly authorized by the Corporation’s board of directors (or a duly authorized committee thereto), such Units will be validly issued, fully paid and non-assessable Securities of the Corporation; enforceable against the Corporation in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations which may limit the rights of the parties to obtain further remedies.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Borden Ladner Gervais LLP